Exhibit 5.1

McCarthy Tétrault LLP
Suite 4000
Toronto-Dominion Bank Tower
421-7th Avenue S.W.
Calgary, Alberta, T2P 4K9
Canada

February 2, 2021

Sundial Growers Inc.

#300, 919 – 11 Avenue SW

Calgary, Alberta T2R 1P3

Canada

Dear Sirs/Mesdames:

RE:                Sundial Growers Inc. – Registration Statement on Form F-3

We have acted as Canadian counsel to Sundial Growers Inc. (the “Corporation”), a corporation existing under the laws of the Province of Alberta, in connection with the Registration Statement on Form F-3 (the “Additional Registration Statement”) of the Corporation to be filed with the Securities and Exchange Commission (“SEC”) pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), which Additional Registration Statement incorporates by reference the registration statement on Form F-3 (Registration No. 333-252278) filed with the SEC on January 21, 2021 (the “Original Registration Statement”, and together with the Additional Registration Statement and each amendment thereto, the “Registration Statement”). The Original Registration Statement registers the issuance and sale of up to US$400,000,000 of the Corporation’s common shares (“Common Shares”), preferred shares (“Preferred Shares”), warrants (“Warrants”), rights (“Rights”) and units, comprised of one or more other Securities, in any combination (“Units” and, together with the Common Shares, Preferred Shares, Warrants and Rights, the “Securities”) that the Corporation may sell from time to time in one or more offerings on terms to be determined at the time of sale pursuant to the Registration Statement and one or more prospectus supplements to the Registration Statement. An additional $19,130,938 of Securities is being registered pursuant to the Additional Registration Statement.

In so acting, we have examined copies of the Registration Statement. We have also examined copies, certified or otherwise identified to our satisfaction, of such public and corporate records, certificates, instruments and other documents and have considered such questions of law as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. With respect to the accuracy of factual matters material to this opinion, we have relied upon certificates or comparable documents and representations of public officials and of officers and representatives of the Corporation.

We have assumed (i) the genuineness of all signatures on all documents examined by us and the conformity to original documents of all documents submitted to us as copies, whether facsimile, electronic, photostatic, certified or otherwise, and the authenticity of the originals of such copies, (ii) all information contained in all documents reviewed by us is true and correct, (iii) each natural person signing any document reviewed by us had the legal capacity to do so, none of which facts we have independently verified, (iv) no order, ruling or decision of any court or regulatory or administrative body is in effect at any relevant time that restricts the issuance of the Securities, (v) there is no foreign law that would affect the opinion expressed herein, and (vi) at the time of the execution and delivery of any documents relating to the Securities or the offering thereof, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties. We also have assumed the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

We have also assumed that:

1.

the Corporation has the necessary corporate power and capacity to execute, deliver and perform its obligations under the terms and conditions of any purchase, underwriting or other agreement, indenture or instrument relating to the Corporation’s creation, authentication, issuance, sale and/or delivery of the Securities to which the Corporation is party (any such agreement, the “Agreement”);

2.

the Corporation has the necessary corporate power and capacity to authorize, create, authenticate, validly issue, sell and deliver the Securities and perform its obligations under the terms and conditions of the Securities;

3.

all necessary corporate action has been taken by the Corporation to duly authorize the execution and delivery by the Corporation of the Agreement and the performance of its obligations under the terms and conditions thereof;

4.

all necessary corporate action has been taken by the Corporation to duly authorize, create, authenticate, sell, deliver and validly issue the Securities and to perform its obligations under the terms and conditions of the Securities, and all of the terms and conditions relevant to the execution, delivery and issuance of the Securities in the applicable Agreement have been complied with;

5.	all necessary corporate action has been taken by the Corporation to duly authorize the terms of the offering of the Securities and related matters;

6.

the Agreement: (i) has been duly authorized, executed and delivered by all parties thereto and such parties have the capacity to do so; (ii) constitutes a legal, valid and binding obligation of all parties thereto; (iii) is enforceable in accordance with its terms against all parties thereto; and (iv) is governed by the laws of the Province of Alberta;

7.	the Securities have been duly authorized, created, authenticated, sold and delivered and validly issued by the Corporation and any other person signing or authenticating the Securities, as applicable;

8.	the terms of the offering of the Securities and related matters have been duly authorized by the Corporation;

9.

the execution and delivery of the Agreement and the performance by the Corporation of its obligations under the terms and conditions thereunder do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the articles of the Corporation, any resolutions of the board of directors or shareholders of the Corporation, any agreement or obligation of the Corporation or applicable law;

10.

the authorization, creation, authentication, sale, delivery and issuance of the Securities and the Corporation’s performance of its obligations under the terms and conditions of the Securities do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the articles of the Corporation, any resolutions of the board of directors or shareholders of the Corporation, any agreement or obligation of the Corporation or applicable law; and

11.

the terms of the offering of the Securities and related matters do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the articles of the Corporation, any resolutions of the board of directors or shareholders of the Corporation, any agreement or obligation of the Corporation or applicable law.

Based and relying upon the foregoing, and subject to the qualifications, assumptions and limitations expressed herein, we are of the opinion that, upon payment for the applicable Securities provided for in the applicable Agreement and when issued, sold and delivered in accordance with such Agreement, (i) the Common Shares and Preferred Shares will be validly issued, fully paid and non-assessable shares in the capital of the Corporation, and (ii) the Warrants, Rights and Units will be validly created and issued securities of the Corporation and will be binding obligations of the Corporation.

This opinion is limited to the laws of the Province of Alberta and the laws of Canada applicable therein.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion is furnished solely for the benefit of the addressee hereof in connection with the Registration Statement and the transactions contemplated thereby. The opinions herein expressed are given and effective as of the date hereof and we undertake no duty to update or supplement such opinions to reflect subsequent factual or legal developments which may come or be brought to our attention.

Yours truly,

/s/ McCarthy Tétrault LLP